Exhibit 32.1

CERTIFICATION

In connection with the periodic report of China Jo-Jo Drugstores, Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2016, as filed with the Securities and Exchange Commission (the “Report”), I, Lei Liu, Chief Executive Officer (Principal Executive Officer) of the Company, and Ming Zhao, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of the Company. hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 14, 2016	By:	/s/ Lei Liu
Lei Liu
Chief Executive Officer
(Principal Executive Officer)

Date: November 14, 2016	By:	/s/ Ming Zhao
Ming Zhao
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)